Exhibit 99.3

Tyco International Ltd.
2004 Stock and Incentive Plan

TERMS AND CONDITIONS

OF

RESTRICTED UNIT AWARD

RESTRICTED UNIT AWARD made in Princeton, New Jersey, as of October 12, 2011 (the “Grant Date”) pursuant to the Tyco International Ltd. 2004 Stock and Incentive Plan (the “Plan”).  Capitalized terms that are not defined herein have the meaning ascribed to them in the Plan.

1.                                       Grant of Award.  Tyco International Ltd. (the “Company”) has granted you Restricted Units, as described in the grant notification letter that was issued to you (“Grant Letter”), subject to the provisions of these Terms and Conditions.  The Company will hold the Restricted Units in a bookkeeping account on your behalf until they become payable or are forfeited or cancelled.

2.                                       Payment Amount.  Each Restricted Unit represents the right to receive, upon vesting, one (1) Share of Common Stock.

3.                                       Form of Payment.  Vested Restricted Units will be redeemed solely for Shares, subject to Sections 13 and 14.

4.                                       Dividends.  For each Restricted Unit that remains outstanding, you will be credited with a Dividend Equivalent Unit (“DEU”) for any cash dividends distributed by the Company on Company Common Stock.  DEUs will be calculated at the same dividend rate paid to holders of Common Stock.  DEUs will vest in accordance with the vesting schedule applicable to the underlying Restricted Units and shall be payable at the same time that the underlying Restricted Units are payable as provided herein.

5.                                       Vesting.  Except in the event of your retirement (Termination of Employment for reasons other than Cause on or after age 55 if the sum of your age and full years of service with the Company is at least 60 (“Retirement”)), Termination of Employment, death or Disability or a Change in Control Termination, your Restricted Units will vest in installments of one fourth (1/4) of the Shares specified in your Grant Letter per year over four years. Your vested right will be calculated on the anniversary of the Grant Date.  No credit will be given for periods following Termination of Employment. Except as otherwise provided in these Terms and Conditions, any payment shall be made to you as soon as practicable following the vesting date set forth in this Section 5.

6.                                       Retirement, Termination of Employment, Disability or Death.  Restricted Units will vest in the case of Termination of Employment, Retirement, Disability, or death as set forth below:

Event	Vesting
Voluntary Termination of Employment (other than Retirement)	Unvested Awards are forfeited and your rights with respect to such Restricted Units will end as of your Termination of Employment.

Involuntary Termination of Employment not for Cause	Unvested Awards are forfeited and your rights with respect to such Restircted Units will end as of your Termination of Employment, except as otherwise provided in Sections 7 or 8.

Termination of Employment for Cause	Unvested Awards are immediately forfeited and your rights with respect to such Restricted Units will end as of your Termination of Employment.

Retirement

If you are Retirement eligible and your Termination of Employment is for reasons other than Cause and is less than twelve months after the Grant Date, your Restricted Units will immediately be forfeited and your rights with respect thereto will end.  If you are Retirement eligible and your Termination of Employment is for reasons other than Cause and is twelve or more months after the Grant Date, your Restricted Units will accelerate and vest pro rata (in full month increments) based on the number of full months of service that you have completed beginning on the Grant Date and ending on the date of your Termination of Employment divided by the original number of full months in the vesting period, (with an offset for Shares previously vested).  Any unearned portion of your Award will immediately be forfeited and your rights with respect to such Restricted Units will end.  Any payment shall be made to you as soon as practicable following your Termination of Employment.

Disability or death

Unvested Awards become fully vested as of your Termination of Employment.  In the event of your Death, the Company will make a payment to your estate within 90 days following your death.  In the event that your Termination of Employment is a result of your Disability, payment shall be made to you as soon as practicable following your Termination of Employment.

“Termination of Employment” means the date of cessation of an Employee’s employment relationship with the Company or a Subsidiary for any reason, with or without Cause, as determined by the Company. For the avoidance of doubt, the date of cessation of your employment relationship with the Company or a Subsidiary shall exclude any notice or severance period that you may be entitled to receive. The Severance & Retention Plan for Headquarters Group Move Program shall not apply to this Award.

7.                                       Change in Control.  In the event of (i) a Change in Control of Tyco International Ltd., and your Change in Control Termination, or (ii) your Termination of Employment by reason of a “Good Reason Resignation” which qualifies you, or would qualify you for severance benefits under the Tyco International Change in Control Severance Plan for Certain U. S. Officers and Executives (the “CIC Severance Plan”) within two years following a Change in Control, Restricted Units will immediately become fully vested and payment shall be made as soon as practicable following such Change in Control Termination or your Termination of Employment by reason of a Good Reason Resignation, as described in the preceding sentence.

8.                                       Termination of Employment as a Result of Divestiture or Outsourcing.  Notwithstanding any provision to the contrary in Sections 6 and 7, if your involuntary Termination of Employment other than for Cause is as a result of a Disposition of Assets, Disposition of a Subsidiary or Outsourcing Agreement (each as defined below), your Restricted Units will vest on a pro-rata basis based on the number of full months of service completed commencing on the Grant Date and ending on the date of your Termination of Employment divided by the number of full months required to achieve complete vesting (with an offset for Shares previously vested).  Any payment shall be made to you as soon as practicable following the date of vesting.

Notwithstanding the foregoing, you shall not be eligible for such pro-rata vesting if (i) your Termination of Employment occurs on or prior to the closing date of such Disposition of Assets or Disposition of a Subsidiary, as applicable, or on such later date as is specifically provided in the applicable transaction agreement or related agreements, or on the effective date of such Outsourcing Agreement applicable to you (the “Applicable Employment Date”), and (ii) you are offered Comparable Employment (as defined below) with the buyer, successor company or outsourcing agent, as applicable, but do not commence such employment on the Applicable Employment Date.

For the purposes of this Section 8, “Comparable Employment” shall mean employment (i) with base compensation and benefits (not including perquisites, allowances or long term incentive compensation) that, taken as whole, is not materially reduced from that which is in effect immediately prior to your Termination of Employment and (ii) that is at a geographic location no more than 50 miles from your principal place of employment in effect immediately prior to your Termination of Employment; “Disposition of Assets” shall mean the disposition by the Company or a Subsidiary by which you are employed of all or a portion of the assets used by the Company or Subsidiary in a trade or business to an unrelated corporation or entity; “Disposition of a Subsidiary” shall mean the disposition by the Company or a Subsidiary of its interest in a subsidiary or controlled entity to an unrelated individual or entity (which, for the avoidance of doubt, excludes a spin-off or split-off or similar transaction), provided that such subsidiary or entity ceases to be controlled by the Company as a result of such disposition; and “Outsourcing Agreement” shall mean a written agreement between the Company or a Subsidiary and an unrelated third party (“Outsourcing Agent”) pursuant to which (i) the Company transfers the performance of services previously performed by employees of the Company or Subsidiary to the Outsourcing Agent, and (ii) the Outsourcing Agent is obligated to offer employment to any employee whose employment is being terminated as a result of or in connection with said Outsourcing Agreement.

9.                                       Termination of Employment in Connection with the Separation.  In the event of (i) your Termination of Employment that occurs within the period beginning on the Grant Date and ending on the date that is one year following the completion of the spin-offs of the Company’s North American residential security and flow control businesses (such transaction, or any alternative transaction that the Committee, in its sole discretion, deems to be substantially the same, the “Separation”), and (ii) the determination, in the sole discretion of the Senior Vice President, Human Resources (or equivalent position) of your employer, that your Termination of Employment is due to the Separation, your unvested Restricted Units subject to this Award will accelerate and vest pro rata based on the number of full months of service completed commencing on the Grant Date and ending on the date of your Termination of Employment divided by the number of full months required to achieve complete vesting (with an offset for Shares previously vested)

10.                                 Withholdings; Tax Recovery.  The Company will have the right, prior to any issuance or delivery of Shares on your Restricted Units, to withhold or demand from you payment of the amount necessary to satisfy applicable tax requirements, as determined by the Company.  If you have not satisfied your tax withholding requirements in a timely manner, the Company will have the right to sell the number of Shares from your Award necessary to generate proceeds sufficient to satisfy such requirements. In addition, the Company shall have the right, if so provided under local law, to recover any taxes relating to this Award that the Company or any affiliate pays on your behalf.

11.                                 Transfer of Award.  You may not transfer any interest in Restricted Units except by will or the laws of descent and distribution.  Any other attempt to dispose of your interest in Restricted Units will be null and void.

12.                                 Forfeiture of Award; Confidentiality; Non-Competition; Non-Solicitation; Agreement to Reimburse Company.

(a) If your Termination of Employment is for Cause, including without limitation a termination as a result of your violation of the Company’s Code of Ethical Conduct, any unvested Restricted Units shall be immediately rescinded and you will forfeit any rights you have with respect thereto. Furthermore, by accepting this Award and not declining this Award, you agree and promise immediately to deliver to the Company the number of Shares (or, in the discretion of the Committee, the cash value of said shares) you received for Restricted Units that vested or were delivered during the period beginning six months prior to your Termination of Employment for Cause and ending on the six-month anniversary of your Termination of Employment for Cause, including, without limitation, a termination for Cause resulting from your violation of the Company’s Code of Ethical Conduct.

(b) You agree that during your employment with the Company or its Subsidiaries, and thereafter, you will not disclose confidential or proprietary information, or trade secrets, related to any business of the Company or the Subsidiary.  Except as prohibited by law, you agree that during your employment with the Company or its Subsidiaries, and for the one  year period following your Termination of  Employment for any reason, you will not directly or indirectly, own, manage, operate, control (including indirectly through a debt or equity investment), provide services to, or be employed by, any person or entity engaged in any business that is (i) located in a region with respect to which you had substantial responsibilities while employed by the Company or its Subsidiaries, and (ii) competitive, with (A) the line of business or businesses of the Company or its Subsidiaries that you were employed with during your employment (including any prospective business to be developed or acquired that was proposed at the date of termination), or (B) any other business of the Company or its Subsidiaries with respect to which you had substantial exposure during such employment.

Except as prohibited by law, you further agree that during your employment with the Company or its Subsidiaries, and for the two-year period thereafter, you will not, directly or indirectly, on your own behalf or on behalf of another (i) solicit, recruit, aid or induce any employee of the Company or any of its Subsidiaries to leave their employment with the Company or its Subsidiaries in order to accept employment with or render services to another person or entity unaffiliated with the Company or its Subsidiaries, or hire or knowingly take any action to assist or aid any other person or entity in identifying or hiring any such employee, or (ii) solicit, aid, or induce any customer of the Company or any of its Subsidiaries to purchase goods or services then sold by the Company or its Subsidiaries from another person or entity, or assist or aid any other persons or entity in identifying or soliciting any such customer, or (iii) otherwise interfere with the relationship of the Company or any of its Subsidiaries with any of its employees, customers, agents, or representatives.

Irreparable injury will result to the Company, and to its business, in the event of a breach by you of any of your covenants and commitments under this Agreement, including the covenants of non-competition and non-solicitation.  Therefore, in the event of a breach of such covenants and commitments, in the sole discretion of the Company, any of your unvested Restricted Units shall be immediately rescinded and you will forfeit any rights you have with respect thereto. Furthermore, by accepting the award, and not declining the award, in the event of such a breach, upon demand by the Company, you hereby agree and promise immediately to deliver to the Company the number of Shares (or, in the discretion of the Committee, the cash value of said shares) you received for Restricted Units that vested or were delivered during the period beginning six months prior to your Termination of Employment and ending on the six-month anniversary of your Termination of Employment.  In addition, the Company reserves all rights to seek any and all remedies and damages permitted under law, including, but not limited to, injunctive relief, equitable relief and compensatory damages.

13.                                 Adjustments.  In the event of any stock split, reverse stock split, dividend or other distribution (whether in the form of cash, Shares, other securities or other property), extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, reorganization, combination, repurchase or exchange of Shares or other securities, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event, the Committee shall adjust the number and kind of Shares covered by the Restricted Units and other relevant provisions to the extent necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be provided by the Restricted Units.  Any such determinations and adjustments made by the Committee will be binding on all persons.

14.                                 Restrictions on Payment of Shares.  Payment of Shares for your Restricted Units is subject to the conditions that, to the extent required at the time of delivery, (a) the Shares underlying the Restricted Units will be duly listed, upon official notice of redemption, on the NYSE, and (b) a Registration Statement under the Securities Act of 1933 with respect to the Shares will be effective.  The Company will not be required to deliver any Common Stock until all applicable federal and state laws and regulations have been complied with and all legal matters in connection with the issuance and delivery of the Shares have been approved by the appropriate counsel of the Company.

15.                                 Disposition of Securities.  By accepting the Award and not declining the Award, you acknowledge that you have read and understand the Company’s Insider Trading Policy, and are aware of and understand your obligations under applicable securities laws in respect of trading in the Company’s securities.  You also acknowledge that the Company will have the right to recover, or receive reimbursement for, any compensation or profit realized on the disposition of Shares received for Restricted Units to the extent that the Company has a right of recovery or reimbursement under applicable securities laws or under its pay recoupment policy.

16.                                 Plan Terms Govern.  The redemption of Restricted Units, the disposition of any Shares received for Restricted Units, and the treatment of any gain on the disposition of these Shares are subject to the terms of the Plan and any rules that the Committee may prescribe.  The Plan document, as may be amended from time to time, is incorporated by reference into these Terms and Conditions.  Except with respect to the choice of law provision, in the event of any conflict between the terms of the Plan and the terms of these Terms and Conditions, the terms of the Plan will control.  By accepting the Award and not declining the Award, you acknowledge receipt of the Plan and the prospectus, as in effect on the date of these Terms and Conditions.

17.                                 Personal Data.  To comply with applicable law and to administer the Plan and these Terms and Conditions properly, the Company and its agents may hold and process your personal data and/or sensitive personal data.  Such data includes, but is not limited to, the information provided in this grant package and any changes thereto, other appropriate personal and financial data about you, and information about your participation in the Plan and Shares obtained under the Plan from time to time.  By accepting the Award and not declining the Award, you hereby give your explicit consent to the Company’s processing any such personal data and/or sensitive personal data, and you also hereby give your explicit consent to the Company’s transfer of any such personal data and/or sensitive personal data outside the country in which you work or reside and to the United States.  The legal persons for whom your personal data is intended include the Company and any of its Subsidiaries (or former Subsidiaries as are deemed necessary), the outside Plan administrator as selected by the Company from time to time, and any other person that the Company may find in its administration of the Plan to be appropriate.  You have the right to review and correct your personal data by contacting your local Human Resources representative.  By accepting the Award and not declining the Award, you understand and acknowledge that the transfer of the information outlined here is important to the administration of the Plan, and that failure to consent to the transmission of such information may limit or prohibit your participation in the Plan and your receipt of the Award.

18.                                 No Contract of Employment or Promise of Future Grants.  By accepting the Award and not declining the Award, you agree to be bound by these Terms and Conditions and acknowledge that the Award is granted at the sole discretion of the Company and is not considered part of any contract of employment with the Company or your ordinary or expected salary or other compensation, and that the Award will not be considered as part of such salary or compensation for purposes of any pension benefits or in the event of severance, redundancy or resignation.  If your employment with the Company or a Subsidiary is terminated for any reason, whether lawfully or unlawfully, you acknowledge and agree that you will not be entitled by way of damages for breach of contract, dismissal or compensation for loss of office or otherwise to any sum, shares or other benefits to compensate you for the loss or diminution in value of any actual or prospective rights, benefits or expectation under or in relation to the Plan.

19.                                 Limitations.  Nothing in these Terms and Conditions or the Plan gives you any right to continue in the employ of the Company or any of its Subsidiaries or to interfere in any way with the right of the Company or any Subsidiary to terminate your employment at any time.  Payment of your Restricted Units is not secured by a trust, insurance contract or other funding medium, and you do not have any interest in any fund or specific asset of the Company by reason of this Award or the account established on your behalf.  You have no rights as a stockholder of the Company pursuant to the Restricted Units until Shares are actually delivered to you.

20.                                 Incorporation of Other Agreements.  These Terms and Conditions and the Plan constitute the entire understanding between you and the Company regarding the Restricted Units.  These Terms and Conditions supersede any prior agreements, commitments or negotiations concerning the Restricted Units, except as otherwise provided in Section 16 above.

21.                                 Severability.  The invalidity or unenforceability of any provision of these Terms and Conditions will not affect the validity or enforceability of the other provisions of the Agreement, which will remain in full force and effect.  Moreover, if any provision is found to be excessively broad in duration, scope or covered activity, the provision will be construed so as to be enforceable to the maximum extent compatible with applicable law.

22.                                 Delayed Payment.  Notwithstanding anything in these Terms and Conditions to the contrary, if the Company determines that you are a “specified employee” within the meaning of Section 409A(a)(2)(B) of the United States Internal Revenue Code and the regulations thereunder, and you become entitled to payment of Restricted Units on account of your Termination of Employment, such payment shall be delayed until six months following your Termination of Employment if the Company reasonably determines that your Award is subject to the provisions of Section 409A of the United States Internal Revenue Code and the regulations thereunder.  Your Award shall continue to be credited with Dividend Equivalent Units during any such six-month delay period.

23.                                 Compliance with Section 409A.  Payments under the Plan may be subject to Section 409A of the Internal Revenue Code. The Committee may make such modifications to these Terms and Conditions as it deems necessary or appropriate to comply with Section 409A.

24.                                 Governing Law.  The validity, interpretation, construction and performance of these Terms and Conditions shall be governed by the laws of the state of New Jersey without reference to principles of conflicts of laws that would direct the application of the law of any other jurisdiction.

25.                                 Acceptance of Terms and Conditions.  By physically acknowledging this Award you agree to and acknowledge the following:

(i)                                     you have carefully read, fully understand and agree to all of the terms and conditions described in these Terms and Conditions;

(ii)                                  you understand and agree that these Terms and Conditions constitute a binding agreement between you and the Company and represent the entire understanding between you and the Company regarding the Award, and that any prior agreements, commitments or negotiations concerning the Restricted Units are replaced and superseded;

(iii)                               you acknowledge the authority of the Committee to administer and interpret these Terms and Conditions and the terms and conditions set forth in the Plan; and

(iv)                              you acknowledge that these Terms and Conditions contain a noncompetition provision that may impact your ability to perform certain services in the future.

Failure to affirmatively acknowledge or reject this Award before December 11, 2011 will result in your immediate and automatic acceptance of this Award and the Terms and Conditions under which this Award is governed, including the noncompetition provision contained therein You must therefore reject this Award or acknowledge these Terms and Conditions by returning the enclosed Acceptance Form to Tyco International Ltd., c/o Equity Plan Administration, 9 Roszel Road, Princeton, NJ  08540 including your written signature within ninety (90) days of the date of these Terms and Conditions.  Notification of your rejection will nullify this grant unless otherwise agreed to in writing by you and the Company.

/s/ Edward D. Breen
Edward D. Breen
Chairman of the Board
and Chief Executive Officer,
Tyco International, Ltd.